                                                                Exhibit 99.1


                   FORBEARANCE AGREEMENT AND FOURTH AMENDMENT
                         TO LOAN AND SECURITY AGREEMENT

         This Forbearance Agreement and Fourth Amendment to Loan and Security Agreement ("Agreement") is made as of November 5, 2001 (the "Effective Date"), by and among ECC INTERNATIONAL CORP., ECC VENDING CORP. and EDUCATIONAL COMPUTER CORPORATION INTERNATIONAL (collectively, "Borrower"), and STANDARD FEDERAL BANK NATIONAL ASSOCIATION, formerly known as Michigan National Bank, as successor in interest to Mellon Bank, N.A. (as "Agent" and "Lender").

                                   BACKGROUND

A. Borrower, Agent and Lender are parties to a certain Loan and Security Agreement dated June 24, 1999 (as same has been or may be amended, restated, superseded or replaced from time to time collectively, "Loan Agreement"), pursuant to which Agent established financing arrangements for the benefit of Borrower.

B. All terms used herein and not defined herein shall have the meaning ascribed to such term in the Loan Agreement. The Loan Agreement, and all instruments, documents, and agreements related thereto or executed in connection therewith, are sometimes referred to herein collectively as the "Existing Loan Documents".

C. One or more Events of Default, as defined in the Existing Loan Documents, have occurred or exist, ("Events of Default") and Borrower is in default under the terms and conditions of the Existing Loan Documents. Notwithstanding such defaults, Borrower has requested that Agent agree, in consideration of the undertakings and obligations of Borrower set forth herein, to make certain accommodations and to temporarily forbear from the exercise of Agent's rights and remedies under the Existing Loan Documents. Agent has agreed to make such accommodations as and only to the extent set forth herein, and without waiving any of Lender's rights and remedies.

D.       Borrower and Agent desire to set forth their agreements in writing.

         NOW THEREFORE, with the foregoing Background deemed incorporated by reference and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

                   SECTION 1. ACKNOWLEDGMENT OF INDEBTEDNESS,
                             EVENTS OF DEFAULT ETC.

         1.1 LOAN AGREEMENT. As of November 5, 2001, the principal amount outstanding under the Loan Agreement is Zero Dollars ($0.00).

         1.2 EXISTING DEFAULTS. Borrower represents and warrants that as of the Effective Date of this Agreement, the Events of Default listed on Exhibit "A" attached hereto ("Existing Defaults") have occurred under the Existing Loan Documents and that no other Event (s) of Default or event(s) which with the passage of time or giving of notice or both would constitute an Event of Default are outstanding under the Existing Loan Documents and this Agreement.

                             SECTION 2. FORBEARANCE

         2.1 GRANT OF FORBEARANCE. Subject to the terms and conditions of this Agreement, and satisfaction of the Effectiveness Conditions of this Agreement, through the Termination Date (as defined below), Agent shall forbear from taking any action or exercising any rights or remedies under the Existing Loan Documents or otherwise existing at law or in equity against Borrower, Borrower's property or the Collateral, because of the Existing Defaults. On the Termination Date, all forbearance with respect to the Existing Defaults shall cease and, thereupon, Lender may, in its discretion, and apart from its rights as a result of any new Event of Default, exercise rights and remedies against Borrower, Borrower's property and the Collateral. The Termination Date shall be the date that is the earlier to occur of: (i) the occurrence of an Event of Default (other than the Existing Defaults); (ii) the occurrence of any breach or default by Borrower of any covenant or obligation under this Agreement or any Existing Loan Document; or (iii) June 24, 2003.

         2.2 PRESERVATION OF RIGHTS. By agreeing to forbear from the exercise of its rights and remedies until the Termination Date, Agent does not waive any of the Existing Defaults. All Existing Defaults are preserved and held in forbearance so long as Borrower fulfills its Obligations under this Agreement and under the Existing Loan Documents, as amended hereby. The granting of the forbearance hereunder shall not be deemed a waiver of Agent's rights and remedies or constitute a course of conduct or dealing on behalf of Agent or Lender. Subject only to the forbearance described herein, Agent specifically reserve all rights and remedies.

                              SECTION 3. AMENDMENT

         3.1 As of the Effective Date of this Agreement, the following definitions shall be amended and restated as follows:

                  (a)      REVOLVING CREDIT LIMIT - $5,000,000;

                  (b) BORROWING BASE - As of any date of determination, an amount equal to (a) the sum of (i) thirty percent (30%) of Eligible Accounts; (ii) the lesser of (A) thirty percent (30%) of Eligible Unbilled Accounts or
                           (B) $1,000,000 and (iii) the Fixed Asset Availability Component, less (b) the L/C Reserve and all other reserves as Agent may, in its discretion, establish from time to time.

                  (c) APPLICABLE BASE RATE MARGIN - Two percent (2%) per annum.

         3.2 As of the Effective Date of this Agreement, Sections 2.7(d) and (e) of the Loan Agreement shall be amended and restated as follows:

                  2.7(d) TERMINATION FEE: In the event there occurs any termination of the Revolving Credit for any reason whatsoever prior to the Revolving Credit Maturity Date, Borrower, if initiating such termination, may only effect such termination on at least ninety (90) days prior written notice to Agent and in all events Borrower shall pay to Agent on the Termination Date for the benefit of Lenders in accordance with their Pro Rata Percentage, a prepayment premium (the "Termination Fee") in an amount equal to One Hundred Eighty Thousand Dollars ($180,000) if such termination occurs on or prior to June 30, 2002 and Two Hundred Thousand Dollars ($200,000) if such termination occurs after June 30, 2002, as well as make full payment of all outstanding Obligations, in which case any and all commitments of Agent and Lender hereunder shall cease as of such date of termination. Upon payment of the Termination Fee and all of the Obligations, the Collateral shall be released.

                  2.7(e) COLLATERAL MANAGEMENT FEE: So long as the Revolving Credit is outstanding and has not been terminated pursuant to the terms hereof, Borrower shall unconditionally pay to Agent, for its sole benefit, a non-refundable collateral management fee in the amount of $3,667 per month payable quarterly in advance ("Collateral Management Fee").

         3.3 As of the Effective Date of this Agreement, Sections 6.9(a), (b),
(c), (e) and (f) of the Loan Agreement shall be amended and restated as follows:

                  (a) 6.9(a) WORKING CAPITAL: Borrower shall have and maintain Working Capital on a consolidated basis, measured monthly, at all times of not less than:

                                       AMOUNT                          PERIOD
                                       ------                          ------
                                    $10,100,000          as of April 30, 2001 to June 30, 2001

                                    $7,600,000           as of July 1, 2001 to June 29, 2002

                                    $8,600,000           as of June 30, 2002 and at all times
                                                         thereafter.


                  (b) 6.9(b) TANGIBLE NET WORTH: Borrower shall have and maintain a Tangible Net Worth on a consolidated basis measured annually, at all times of not less than:

                                       AMOUNT                          PERIOD
                                       ------                          ------
                                    $21,100,000          as of March 31, 2001 and at all times
                                                         through June 29, 2002

                                    $22,800,000          as of June 30, 2002 and at all times
                                                         thereafter.

                  (c) 6.9(c) QUARTERLY CUMULATIVE NET INCOME: Borrower shall have and maintain Net Income on a consolidated basis, measured quarterly, of not less than:

                                        AMOUNT                                  PERIOD
                                        ------                                  ------
                                    ($4,100,000)                       For the 9 month period ending
                                                                       March 31, 2001;

                                    ($7,200,000)                       For the 12 month period ending
                                                                       June 30, 2001;

                                    ($1,500,000)                       For the 3 month period ending
                                                                       September 30, 2001;

                                    ($2,000,000)                       For the 6 month period ending
                                                                       December 31, 2001;

                                    ($2,000,000)                       For the 9 month period ending
                                                                       March 31, 2002;

                                    ($1,000,000)                       For the 12 month period ending
                                                                       June 30, 2002;

                                     $500,000                          For the 3 month period ending
                                                                       September 30, 2002;

                                     $1,000,000                        For the 6 month period ending
                                                                       December 31, 2002;

                                     $1,500,000                        For the 9 month period ending
                                                                       March 31, 2003;

                                     $1,500,000                        For the 12 month period ending
                                                                       June 30, 2003.

         Notwithstanding the foregoing, losses shall not exceed the following amounts during the stated periods, measured quarterly:


                                        AMOUNT                                  PERIOD
                                        ------                                  ------
                                          N/A                          For the fiscal quarter beginning
                                                                       July 1, 2002 ending September 30,
                                                                       2002;

                                    ($250,000)                         For the fiscal quarter beginning
                                                                       October 1, 2002 ending December 31,
                                                                       2002;

                                    ($750,000)                         For the fiscal quarter beginning
                                                                       January 1, 2003 ending March 31,
                                                                       2003; and

                                    ($1,000,000)                       For the fiscal quarter beginning
                                                                       April 1, 2003 ending June 30, 2003.

                           (d) 6.9(e) CAPITAL EXPENDITURES: Borrower shall not expend for Capital Expenditures in excess of $550,000 during the fiscal year ending June 30, 2001 and $1,750,000 for fiscal year ending June 30, 2002 and each fiscal year thereafter on a non-cumulative basis. For purposes of calculating the Capital Expenditures covenant only, Borrower shall reduce its actual Capital Expenditures by an amount equal to any proceeds Borrower receives from the sale of machinery or equipment permitted in this Agreement.

                            (e) 6.9(f) NET CASH FLOW: Borrower shall have and maintain Net Cash Flow on a consolidated basis, measured annually, of not less than:

                                        AMOUNT                                  PERIOD
                                        ------                                  ------
                                    ($7,200,000)                        as of June 30, 2001

                                    ($1,413,000)                        as of June 30, 2002

                                     $2,360,000                         as of June 30, 2003


                              SECTION 4. COLLATERAL

         4.1 AFFIRMATION OF EXISTING COLLATERAL. Borrower covenants, confirms and agrees that Agent on behalf of Lender has, and shall continue to have, as security for the repayment of the Obligations and is hereby granted on behalf of Lender a continuing lien on and security interest in the Collateral, all whether now owned or hereafter acquired, created or arising, together with all proceeds, including insurance proceeds thereof. Borrower acknowledges and agrees that nothing herein contained in any way impairs either Agent or Lender's existing rights and priority in the Collateral.

         4.2 FINANCING STATEMENTS. Agent is hereby authorized to file financing statements and amendments to financing statements without Borrower's signature in accordance with the Uniform Commercial Code, as in effect from time to time, in the Commonwealth of Pennsylvania (the "UCC"). Borrower hereby authorizes Agent to file all financing statements and amendments to financing statements describing the collateral in any filing office as Agent, in its sole discretion, may determine, including financing statement listing "All Assets" in the collateral description therein. Borrower agrees to comply with the requirements of all state and federal laws and requests of Agent in order for Agent to have and maintain in valid and perfected first security interest in the collateral including, without limitation, executing such documents as Agent may require to obtain Control (as defined in the UCC) over all Deposit Accounts, Letter of Credit Rights and Investment Property.

         4.3 FURTHER ASSURANCES. Upon execution of this Agreement, and thereafter, Borrower shall take all action requested by Agent on behalf of Lender to effectuate the terms and intent of this Agreement and the Existing Loan Documents and in assuring continued, effective and proper perfection of the liens and security interests in the Collateral.

                         SECTION 5. ADDITIONAL COVENANTS

                  In order to induce Agent and Lender to enter into this Agreement, Borrower further covenants and agrees that:

                  (a) Borrower shall pay to Agent a non-refundable Forty Thousand Dollar ($40,000) amendment fee;

                  (b) Borrower shall pay or reimburse Agent for its attorneys' fees and expenses in connection with the enforcement of Agent's rights under the Existing Loan Documents and the preparation, negotiation and execution of this Agreement and the documents provided for herein or related hereto, and the same shall be included within the Obligations; and

                  (c) Borrower hereby agrees that if Borrower shall:

                           (i) file with any bankruptcy court or be the subject
of any petition under Title 11 of the U.S. Code, as amended;

                           (ii) be the subject of any order for relief issued
under such Title 11 of the U.S. Code, as amended;

                           (iii) file or be the subject of any petition seeking
any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal of state act or law relating to bankruptcy, insolvency, or other relief for debtors;

                           (iv) seek, consent to, or acquiesce in the
appointment of any trustee, receiver, conservator, or liquidator; or

                           (v) be the subject of any order, judgment, or decree
respect to the exercise of the rights and remedies otherwise available to Agent or Lender with respect to the Collateral under the Existing Loan Documents. The provisions of this section shall survive the termination or other expiration of this Agreement.

                  (d) Borrower hereby agrees and confirms that all performance pricing contained in the Existing Loan Documents is no longer of force and effect; and that the only interest rate applicable is the Base Rate PLUS the spread set forth in the definition of Applicable Base Rate Margin as amended hereby.

                  (e) Borrower hereby agrees and confirms that LIBOR Based Rate Loans are no longer available; and that the only loans available under the Revolving Credit are Based Rate Loans.

                           SECTION 6.  EFFECTIVENESS CONDITIONS

         6.1 CONDITIONS. Agent's undertakings hereunder are subject to satisfactory completion, as determined by Agent, in its sole and absolute discretion, (all documents to be in form and substance satisfactory to Agent) and its counsel of the following conditions ("Effectiveness Conditions"):

                  (a)      Borrower's execution and delivery of this Agreement;

                  (b) Delivery of an opinion of Borrower's independent counsel as to such matters as Agent may reasonably require; and

                  (c) Payment to Agent of a non-refundable Forty Thousand Dollar ($40,000) amendment fee.

                    SECTION 7. REPRESENTATIONS AND WARRANTIES

         Borrower warrants and represents to Agent that:

         7.1 PRIOR REPRESENTATIONS. By execution of this Agreement and except as otherwise provided or modified hereby, Borrower confirms that all warranties and representations made to Agent and/or Lender under the Existing Loan Documents and restates such warranties and representations as of the date hereof all of which shall be deemed continuing until all of the Obligations are paid and satisfied in full. Attached hereto as Exhibit "B" are updated schedules to the Loan Agreement in connection with such restated warranties and representations.

         7.2 AUTHORIZATION. The execution and delivery by Borrower of this Agreement and the performance by Borrower of the transactions herein contemplated (i) are and will be within its powers, (ii) has been authorized by all necessary corporate action, and (iii) are not and will not be in contravention of any order of court or other agency of government, of law or of any indenture, agreement or undertaking to which Borrower is a party or by which the property of Borrower is bound, or be in conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or undertaking, or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of Borrower.

         7.3 VALID, BINDING AND ENFORCEABLE. This Agreement and any assignment or other instrument, document or agreement executed and delivered in connection herewith, will be valid, binding and enforceable in accordance with their respective terms.

                          SECTION 8. EXISTING COVENANTS

         8.1 EXISTING COVENANTS. Borrower covenants that on and after the date of execution of this Agreement and until the Obligations are indefeasibly paid and satisfied in full that, except as expressly modified hereby, Borrower shall continue to observe and maintain compliance with all covenants, representations and warranties arising in this Agreement and the Existing Loan Documents.

                            SECTION 9. MISCELLANEOUS

         9.1 DEFAULT.

                  (a) In addition to each of the Events of Default set forth in the Existing Loan Documents, the (i) failure of Borrower to comply with its representations, warranties, covenants or other undertakings under this Agreement, or (ii) occurrence or institution of any action or proceeding which may materially adversely affect Borrower's ability to perform under this Agreement as applicable, shall be an Event of Default under this Agreement and the Existing Loan Documents and upon such failure, Agent's undertakings under this Agreement may without notice to Borrower, immediately terminate and all Obligations declared due and payable immediately; and

                  (b) Any Event of Default, other than the Existing Defaults, under any of the Existing Loan Documents, shall be considered an Event of Default under all of the Existing Loan Documents and upon such Event of Default, Lenders' undertakings under this Agreement may without notice to Borrower, immediately terminate and all Obligations declared due and payable immediately.

         9.2 INTEGRATED AGREEMENT. This Agreement shall be deemed incorporated into and made a part of the Existing Loan Documents. Except as expressly set forth herein, all of the terms, conditions and agreements of the Loan Agreement, and other Existing Loan Documents are ratified and confirmed. The Existing Loan Documents and this Agreement shall be construed as integrated and complementary of each other, and as augmenting and not restricting Lenders' rights, remedies and security. If, after applying the foregoing, an inconsistency still exists, the provisions of this Agreement shall control.

         9.3 NON-WAIVER. No omission or delay by either Agent or Lender in exercising any right or power under this Agreement, or the Existing Loan Documents or any related agreement will impair such right or power or be construed to be a waiver of any default or Event of Default or an acquiescence therein, and any single or partial exercise of any such right or power will not preclude other or further exercise thereof or the exercise of any other right, and no waiver will be valid unless in writing and then only to the extent specified. Agent's and Lender's rights and remedies are cumulative and concurrent and may be pursued singly, successively or together, and by Lenders together or separately.

         9.4 HEADINGS. The headings of any paragraph of this Agreement are for convenience only and shall not be used to interpret any provision of this Agreement.

         9.5 SURVIVAL. All warranties, representations and covenants made by Borrower herein, or in any agreement referred to herein or on any certificate, document or other instrument delivered by them or on their behalf under this Agreement, shall be considered to have been relied upon by Agent and Lender. All statements in any such certificate or other instrument shall constitute warranties and representations by Borrower hereunder. All warranties, representations, and covenants made by Borrower hereunder or under any other agreement or instrument shall be deemed continuing until the Obligations are indefeasibly paid and satisfied in full.

         9.6 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. No delegation by Borrower of any duty or obligation of performance may be made or is intended to be made to Agent. No rights are intended to be created hereunder or under any related instruments, documents or agreements for the benefit of any third party donee, creditor, incidental beneficiary or affiliate of Borrower.

         9.7 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania. The provisions of this Agreement are to be deemed severable, and the invalidity or unenforceability of any provision shall not affect or impair the remaining provisions which shall continue in full force and effect.

         9.8 POWER TO CONFESS JUDGMENT. BORROWER HEREBY EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD, AFTER THE OCCURRENCE OF ANY EVENT OF DEFAULT HEREUNDER, TO APPEAR FOR BORROWER AND, WITH OR WITHOUT COMPLAINT FILED, CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, AGAINST BORROWER IN FAVOR OF AGENT FOR THE BENEFIT OF LENDER OR ANY HOLDER HEREOF FOR THE ENTIRE PRINCIPAL BALANCE OUTSTANDING UNDER THE LOAN AGREEMENT, ALL ACCRUED INTEREST AND ALL OTHER AMOUNTS DUE HEREUNDER, TOGETHER WITH COSTS OF SUIT AND AN ATTORNEY'S COMMISSION OF THE GREATER OF FIFTEEN PERCENT (15%) OF SUCH PRINCIPAL AND INTEREST AND $5,000 ADDED AS A REASONABLE ATTORNEY'S FEE, AND FOR DOING SO, THIS AGREEMENT OR A COPY VERIFIED BY AFFIDAVIT SHALL BE A SUFFICIENT WARRANT. BORROWER HEREBY FOREVER WAIVES AND RELEASES ALL ERRORS IN SAID PROCEEDINGS AND ALL RIGHTS OF APPEAL AND ALL RELIEF FROM ANY AND ALL APPRAISEMENT, STAY OR EXEMPTION LAWS OF ANY STATE NOW IN FORCE OR HEREAFTER ENACTED. INTEREST ON ANY SUCH JUDGMENT SHALL ACCRUE AT THE DEFAULT RATE.

        NO SINGLE EXERCISE OF THE FOREGOING POWER TO CONFESS JUDGMENT, OR A SERIES OF JUDGMENTS, SHALL BE DEEMED TO EXHAUST THE POWER, WHETHER OR NOT ANY SUCH EXERCISE SHALL BE HELD BY ANY COURT TO BE INVALID, VOIDABLE, OR VOID, BUT THE POWER SHALL CONTINUE UNDIMINISHED AND IT MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS AGENT SHALL ELECT UNTIL SUCH TIME AS LENDER SHALL HAVE RECEIVED PAYMENT IN FULL OF THE DEBT, INTEREST AND COSTS.

         9.9 RIGHT OF SETOFF. In addition to all liens upon and rights of setoff against the money, securities or other property of Borrower given to Agent for the benefit of Lender by law, Agent shall have, with respect to Borrower's Obligations to Lender whether pursuant to the Existing Loan Documents or otherwise, and to the extent permitted by law, a contractual possessory security interest in and a right of setoff against, and Borrower hereby assignees, conveys, delivers, pledges and transfers to Agent for the benefit of Lender all of Borrower's right, title and interest in and to, all deposits, moneys, securities and other property of such Borrower now or hereafter in the possession of or on deposit with Agent or Lender whether held in a general or special account or deposit, whether held jointly with someone else, or whether held for safekeeping or otherwise, excluding, however, all IRA, Keogh, and trust accounts. Every such security interest and right of setoff may be exercised without demand upon or notice to any Borrower.

         9.10 WAIVER OF JURY TRIAL. BORROWER AND AGENT HEREBY WAIVE ANY AND ALL RIGHTS ANY OF THEM MAY HAVE TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION COMMENCED BY OR AGAINST ANY OF THE PARTIES TO THIS AGREEMENT WITH RESPECT TO RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO UNDER THIS AGREEMENT OR UNDER THE EXISTING LOAN DOCUMENTS.

         9.11 EXCLUSIVE JURISDICTION. BORROWER AND AGENT EACH IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF COMMON PLEAS LOCATED WITHIN THE EASTERN DISTRICT OF PENNSYLVANIA OR THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA IN ANY AND ALL ACTIONS AND PROCEEDINGS WHETHER ARISING HEREUNDER OR UNDER THE EXISTING LOAN DOCUMENTS. BORROWER IRREVOCABLY AGREES TO SERVICE OF PROCESS BY CERTIFIED MAIL RETURN RECEIPT REQUESTED TO THE ADDRESS CURRENTLY CONTAINED IN LENDER'S RECORDS.

         9.12 RELEASE. AS MATERIAL INDUCEMENT TO AGENT AND LENDER TO ENTER INTO THIS AGREEMENT, BORROWER (I) DOES HEREBY REMISE, RELEASE, ACQUIT, SATISFY AND FOREVER DISCHARGE AGENT AND/OR LENDER AND EACH OF THEIR PARTICIPANTS, HEIRS, SUCCESSORS AND ASSIGNS, FROM ANY AND ALL MANNER OF DEBTS, ACCOUNTING, BONDS, WARRANTIES, REPRESENTATIONS, COVENANTS, PROMISES, CONTRACTS, CONTROVERSIES, AGREEMENTS, LIABILITIES, OBLIGATIONS, EXPENSES, DAMAGES, JUDGMENTS, EXECUTIONS, ACTIONS, CLAIMS, DEMANDS AND CAUSES OF ACTION OF ANY NATURE WHATSOEVER, WHETHER AT LAW OR IN EQUITY, WHICH THE BORROWER HAS BY REASON OF ANY MATTER, CAUSE OR THING, WITH RESPECT TO ANY MATTERS, TRANSACTIONS, OCCURRENCES, AGREEMENTS, ACTIONS, OR EVENTS ARISING OUT OF, IN CONNECTION WITH OR RELATING TO THE EXISTING LOAN DOCUMENTS OR THIS AGREEMENT; AND (II) DOES HEREBY COVENANT AND AGREE NEVER TO INSTITUTE OR CAUSE TO BE INSTITUTED OR CONTINUE PROSECUTION OF ANY SUIT OR OTHER FORM OF ACTION OR PROCEEDING OF ANY KIND OR NATURE WHATSOEVER AGAINST AGENT OR LENDER, OR ANY OF THEIR PAST, PRESENT OR FUTURE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, REPRESENTATIVES, PARTICIPANTS, HEIRS, SUCCESSORS OR ASSIGNS, BY REASON OF OR IN CONNECTION WITH ANY OF THE FOREGOING MATTERS, CLAIMS OR CAUSES OF ACTION. BORROWER EXPRESSLY ACKNOWLEDGES AND AGREES THAT THE WAIVERS, ESTOPPELS AND RELEASES CONTAINED IN THIS AGREEMENT SHALL NOT BE CONSTRUED AS AN ADMISSION OF WRONGDOING, LIABILITY OR CULPABILITY ON THE PART OF AGENT OR LENDER OR THE EXISTENCE OF ANY CLAIMS OF BORROWER AGAINST AGENT OR LENDER.

         9.13 ADVICE OF COUNSEL. Borrower acknowledges that it has consulted with independent legal counsel concerning this Agreement and specifically regarding the effect and implications of Sections 9.8, 9.10, 9.11, and 9.12 above and Borrower knowingly and voluntarily hereby waives the rights described therein or affected thereby.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement the day and year first above written.

BORROWERS:                        ECC INTERNATIONAL CORP.


                                  By:
                                           -------------------------------------

                                  Name:
                                        ----------------------------------------

                                  Title:
                                           -------------------------------------



                                  ECC VENDING CORP.


                                  By:
                                           -------------------------------------

                                  Name:
                                        ----------------------------------------

                                  Title:
                                           -------------------------------------



                                  EDUCATIONAL COMPUTER CORPORATION INTERNATIONAL


                                  By:
                                           -------------------------------------

                                  Name:
                                        ----------------------------------------

                                  Title:
                                           -------------------------------------


AGENT AND LENDER:                 STANDARD FEDERAL BANK NATIONAL ASSOCIATION,
                                  Formerly known as Michigan National Bank,
                                  successor in interest to Mellon Bank, N.A.
                                  By:     LaSalle Business Credit, Inc. as agent
                                          for Standard Federal Bank National
                                          Association


                                  By:
                                      ------------------------------------------
                                      Jeffrey M. Joslin, Vice President

                                    EXHIBIT A

     1. Failure to meet Quarterly Cumulative Net Income covenants for the 9 month period ending March, 2001 and the 12 month period ending June 30, 2001 as required by Section 6.9(c) of the Loan Agreement.

     2. Failure to maintain Tangible Net Worth as required by Section 6.9(b) of the Loan Agreement.

     3. Failure to maintain Working Capital as required by Section 6.9(a) of the Loan Agreement.

     4. Failure to meet Net Cash Flow for the 12 month period ending June 30, 2001 as required by Section 6.9(f) of the Loan Agreement.